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                       ENERGYNORTH, INC.
           1992 DIRECTORS' DEFERRED COMPENSATION PLAN
              (As amended, as of October 1, 1997)

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1.   Name and Purpose.  The name of this Plan is the "1992

     Directors' Deferred Compensation Plan" (the "Plan").  The purpose of the Plan is to provide Directors who are not employees of

     EnergyNorth, Inc. (the "Company") or any of its subsidiaries the opportunity to defer receipt of retainer or meeting income earned for services rendered.  The Plan is an unfunded deferred

     compensation arrangement for purposes of federal taxation and for purposes of Title I of the Employee Retirement Income Security Act

     of 1974.

2.   Definitions.  For purposes of this Plan, the following

     definitions shall be applicable:

     a.   The term "Board of Directors" shall mean the Board of

          Directors of the Company.

     b.   The term "Committee" shall mean the Compensation Committee of the Company's Board of Directors whose responsibility it shall be to administer the Plan.

     c.   The term "Deferral Account" shall mean the cumulative amount of a Participant's deferred compensation plus accumulated

          interest and earnings.

     d.   The term "Directors' Compensation" shall mean the annual

          retainer, meeting and committee fee income earned by the

          Participant for the Plan Year.

     e.   The term "Minimum Deferral Amount" shall mean $2,500.

     f.   The term "Participant" shall mean any Director of the

          Company who is not in an employee of the Company or any of its subsidiaries, and who has elected to defer

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          part of his or her Directors' Compensation for any year during which this Plan is in effect.

     g.   The term "Plan Year" shall mean the calendar year concluding

          December 31.

     h.   The term "Separation Date" shall mean the date of the

          Participant's severance from the Company, its affiliates, or successor organizations, by reason of the Participant's death,

          retirement, disability, resignation, discharge, expiration of term without reelection or otherwise.

     i.   The term "Unforeseen Emergency" shall mean severe financial hardship to the Participant resulting from a sudden and

          unexpected illness or accident of the Participant or of a

          dependent of the Participant, loss of the Participant's

          property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events

          beyond the control of the Participant.

     j.   The term "Unforseen Emergency Payout" shall mean a

          withdrawal of funds from a Deferred Account to meet an

          Unforeseen Emergency to a Participant in the Plan, with the amount of such withdrawal being limited to the amount required to satisfy the emergency need.

3.   Administration.  The Board of Directors designates the

     Committee to administer, construe and interpret this Plan.  The construction and interpretation by the Committee of any

     provisions of this Plan shall be final, conclusive and binding upon all parties, including the Company and the Participants.

     No member of the Committee shall be


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     liable for any action taken or omitted or determination made in good faith in connection with the administration of this Plan.

4.   Deferred Compensation Account.  The Company shall establish a Deferral Account for each Participant, which shall be a

     bookkeeping account for purposes of recording the amounts

     deferred according to the provisions of Section 5 and interest and earnings thereon as set forth below.

          The Company shall credit each Participant's Deferral

     Account in the amount of the portion of the Director's

     Compensation designated in the Participant's written

     election described in Section 5.  Such credit shall be

     made at the time the payment to the Participant of the

     current compensation would have been made if the

     Participant had not elected deferral under this Plan.

          Additionally, the Company shall credit each

     Participant's Deferral Account at the end of each month

     during which any balance remains in the Deferral Account,

     whether before or after payments from the Deferral Account have commenced, an amount equal to the balance in the

     Participant's Deferral Account multiplied by the thirty-

     year U.S. treasury bond yield, as of the last day of each

     calendar quarter, plus 400 basis points, adjusted

     quarterly; provided, however, the rate shall not be less

     than nine percent (9%) or greater than sixteen percent

     (16%).

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          The Company shall provide each Participant with an annual

     statement setting forth the balance in his or her Deferral Account as soon as practical following the close of the Plan Year.

5.   Participant's Election.

     a.   For each Plan Year beginning in 1993, a Participant may elect to defer payment of all or a portion of his or her

          Directors' Compensation that would have otherwise been paid for services performed by the Participant during such Plan Year,

          by filing a written election with the Committee at any time prior to 30 days prior the end of previous Plan Year.

          However, the amount of Directors' Compensation a Participant may elect to defer during any such Plan Year shall not be less than the Minimum Deferral Amount nor will an amount greater than 100 percent of the Participant's Director's Compensation for such

          Plan Year be credited to the Director's Deferral Account.

               Notwithstanding the above, in the year in which

          the Plan is first implemented, a Participant may make

          a written election to defer compensation, for

          services to be performed subsequent to the written

          election, within thirty (30) days after the effective

          date of the Plan. Further, in the first Plan Year in

          which a Participant becomes eligible to participate in the

          Plan, the newly eligible Participant may make a written

          election to defer compensation, for services to be

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          performed subsequent to the written election, within thirty

          (30) days after the Participant becomes eligible.

     b.   A Participant's written election shall not be effective

          unless the Participant also specifies the deferral term, by reference to either a specific future date or the

          Participant's Separation Date from the Company on which date

          Deferral Account distributions will commence.  The Participant shall also designate on the written election whether amounts in the Participant's Deferral Account shall be payable in a lump sum or in annual or monthly installments for ten (10)

          years in the manner provided in Section 6.

     c.   Any election by a Participant to defer compensation under

          this Section 5 shall be irrevocable except in the event of an Unforeseen Emergency Payout pursuant to Section 6.

6.   Distribution of Deferral Account.  Upon the earlier of a

     Participant's Separation Date or attainment of the specified date indicated by the Participant on the Participant's written election form, the Company shall pay the amount in the

     Participant's Deferral Account to the Participant in a lump sum or in annual or monthly installments for ten (10) years.

     Payments made in installments shall be calculated by dividing the value of the Deferral Account or portion of a Deferral

     Account to be distributed as of the date that the first payment is to be made by the number of installments, and distributing such amount at the


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     date of each installment plus all interest credited to

     such Deferral Account  portion of such Deferral Account from the date of the previous installment.

          The Committee may, in its sole discretion, permit an

     Unforeseen Emergency Payout to a Participant at such time

     and under such circumstances as deemed by the Committee to be an Unforeseen Emergency.  Distribution of funds from

     the Participant's Deferral Account shall be in an amount

     sufficient only to meet the Unforeseen Emergency presented by the Participant to the Committee.  Under no

     circumstances may a Participant's withdrawal of funds

     exceed the amount required to satisfy the Unforeseen

     Emergency.

7.   Nature of Accounts and Plan Funding.  The Deferral Account

     shall exist only for the purpose of facilitating the

     computation of benefits hereunder and nothing contained in this

     Plan and no action taken pursuant to the provisions of this

     Plan shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Company and the Participant, a Participant's designated beneficiary or any other person.  To the extent that any person acquires a right to receive payments from the Company under this Plan,

     such rights shall be no greater than the right of any unsecured general creditor of the Company.

        The Company is not required to fund this Plan but may

     choose to set aside funds for payment of amounts deferred,

     in its sole discretion.  Any such funds may be kept in

     cash, or invested in mutual funds, stocks, bonds,

     securities, or any other assets as may be

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     selected by the Committee, in its discretion, and such funds may be utilized by the Company from time to time for any other

     purpose.  Title to and beneficial ownership of any funds,

     whether cash or investments, which the Company may set

     aside to make payments pursuant to this Plan shall at all

     times remain in the Company, no Participant shall have any property interest whatsoever in any such funds or in any specific assets of the Company.

8.   Beneficiary Designation.  A Participant may designate a

     primary beneficiary or primary beneficiaries to receive all amounts that are payable under Section 4 in the event of the

     Participant's death and an alternate beneficiary or alternate beneficiaries to receive such amounts in the event of the

     deaths of all primary beneficiaries.  If the Participant

     designates such beneficiaries, payments of amounts due under

     Section 4 shall be made to the beneficiaries in accordance with the Participant's written election form described in Section 5.

     Such beneficiary designation and any subsequent changes to it shall be made in writing and delivered to the Committee.  In the event the Participant dies prior to receipt of the total

     Deferral Account or Accounts and without so designating a

     beneficiary or if there are no surviving beneficiaries, the balance of the Participant's Deferral Account shall be paid to the Participant's spouse, if living, otherwise to the

     Participant's estate.

9.   Non-Transferability.  No right to payment under this Plan

     shall be subject to anticipation, alienation, sale, assignment,

     pledge, encumbrance or charge and any attempt to anticipate,

     alienate, sell, assign, pledge, encumber, attach or charge the same shall be void.


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          If, at the time when payments are to be made under this

     Plan, the Participant or the Participant's beneficiaries are indebted to the Company, any payments remaining to be made may, at the discretion of the Company, be reduced by the

     amount of such indebtedness.  An election by the Company not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

10.  Plan Interpretation.  The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction of the Plan and actions taken under the Plan, including any valuation of the

     Deferral Account or the amount or recipient of the payment to be made from a Deferral Account, shall be binding and

     conclusive on all persons for all purposes.  No member of the

     Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and

     administration of this Plan unless attributable to their own willful misconduct or lack of good faith.

11.  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and

     assigns, and the Participants and the Participants' heirs,

     executors, administrators and legal representatives.

12.  Amendment and Termination.  The Committee may, at its sole discretion at any time, amend or terminate this Plan with

     respect to any future period, and no such amendment or

     termination shall reduce the Participant's benefits which had accrued prior to such

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     amendment or termination.  Notice of any such amendment or termination shall be given to the Participants ninety (90)

     days before the effective date(s) thereof.

13.  Applicable Law.  This Plan shall be construed in accordance with and governed by the laws of the State of New Hampshire.

14.  Effective Date.  The Plan shall be effective as of the third day of February, 1993.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly Authorized officer, as of the 18th day of November, 1992.
                                ENERGYNORTH, INC.
                                By:/s/ Robert R. Giordano
                                   (Duly Authorized Officer)


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                        ENERGYNORTH, INC.
           1992 DIRECTORS' DEFERRED COMPENSATION PLAN
                          ELECTION FORM

Participant's Name  ______________________________

I hereby elect to have EnergyNorth, Inc. (the Company) defer my
Directors' Compensation for the 199_ Plan (calendar) Year by:

     A.   $____________________;
     B.   __________% of all amounts earned;
     C.   All amounts in excess of $___________ per _________; or
                                        (period)
     D.   Other     ______________________
                    ______________________
                    ______________________

This amount is to be credited to a "Deferral Account" in my name under the 1992 Directors' Deferred Compensation Plan (the
Plan).

I designate the following individual(s) as my beneficiary(s) of this Plan pursuant to Section 8:
Primary Beneficiaries


_____________________    _________________________  ____________
(Name)                   (Relationship)             (Percentage)

_____________________    _________________________  ____________
(Name)                   (Relationship)             (Percentage)

Alternate Beneficiaries:

_____________________    _________________________  ____________
(Name)                   (Relationship)             (Percentage)

_____________________    _________________________  ____________
(Name)                   (Relationship)             (Percentage)

I elect to receive distribution of my "Deferral Account" balance beginning (Select only one):

          Upon my Separation Date (Check if chosen) as defined in Section 2,

          On __________, 199___.

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I request that the "Deferral Account" be paid to me on the aforementioned distribution time as:  (Select only one)

          a. Lump-sum amount equal to my accrued "Deferral Account" balance as of the distribution date, or

          b.   A _____________________ installments for 10 years.
                    (monthly/annual)



______________________________            ____________________
Participant's Signature                           Date